EXHIBIT 16.1




                       Kempisty & Company
                Certified Public Accountants, PC
                    15 Maiden Lane Suite 1003
                       New York, NY 10038


                                     January 4, 2006

     Securities and Exchange Commission
     450 Fifth Street, N.W.
     Washington, D.C.  20549

     Gentlemen:

             We have read Item 4 of Form 8-K dated December 29,
     2005 of Orbit E-Commerce, Inc. and are in agreement with the statements contained therein except as follows:

             (1) We have no basis to agree or disagree with the statement of the Registrant contained in Item 4(b).

                               Sincerely,


                               Kempisty & Company, CPA's, P.C.